UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 5, 2013

Date of Report (Date of earliest event reported)

Fidelity Southern Corporation

(Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550

Atlanta, Georgia 30305

(Address of principal executive offices)

(404) 639-6500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 5, 2013, Fidelity Southern Corporation (the “Company”) and Fidelity Bank, the Company’s wholly owned banking subsidiary (the “Bank”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. as representative for the underwriters named therein (the “Underwriters”), relating to an underwritten offering by the Company (the “Offering”) of up to an aggregate of 5,000,000 shares of the Company’s common stock (“Common Stock”). The Company also granted to the Underwriters an option to purchase up to an additional 750,000 shares of Common Stock to cover over-allotments. The purchase price per share is $12.00, resulting in expected gross proceeds of approximately $60.0 million ($69.0 million if the overallotment option is exercised in full). The net proceeds to the Company, after deducting underwriting discounts and commissions and the estimated offering expenses payable by the Company, are expected to be approximately $56.5 million ($65.1 million if the overallotment option is exercised in full).

The Underwriting Agreement contains representations, warranties and covenants of the Company and the Bank that are customary for transactions of this type and customary conditions to closing. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The shares are expected to be delivered to the Underwriters on or about June 10, 2013, subject to satisfaction of customary closing conditions.

The Common Stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission, in connection with a shelf takedown from the Company’s registration statement on Form S-3. A copy of the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Underwriting Agreement that is attached hereto as Exhibit 1.1 and incorporated herein by reference. The benefits of the representations and warranties set forth in the Underwriting Agreement are intended only for the Underwriters in the Offering and do not constitute continuing representations and warranties of the Company to any future or other investors.

Item 8.01	Other Events.

On June 5, 2013, the Company issued a press release regarding the pricing terms of its previously announced underwritten public offering of shares of the Common Stock. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 5, 2013, by and among Fidelity Southern Corporation, Fidelity Bank and Keefe, Bruyette & Woods, Inc., as representative of the Underwriters
5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 5.1)
99.1	Press Release issued on June 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer

June 5, 2013